Exhibit 10.3

JOINT VENTURE AGREEMENT

This Agreement is made on 3rd April 2025.

BETWEEN

1.	EUROPEAN CREDIT INVESTMENT BANK (Bank License No. 090099BI), a licensed bank with an office located at Level 6G (2), Main Office Tower, Financial Park Labuan, Jalan Merdeka 87000, Federal Territory of Labuan, Malaysia (hereinafter referred to as “ECIB”);

AND

2.	CAPFORCE INTERNATIONAL HOLDINGS LTD. (Company No. LL20994) (the 100% subsidiary of OpGen, Inc.), a company incorporated under the laws of Labuan, Malaysia having a registered office at Unit Level 11(A), Main Office Tower, Financial Park Labuan, Jalan Merdeka, 87000 Federal Territory of Labuan, Malaysia (hereinafter referred to as “CapForce”);

(Collectively, to be referred to as the “Parties”, or individually as the “Party”).

Recitals:

A	CapForce is a wholly-owned subsidiary of OpGen Inc. (stock code as NASDAQ:OPGN before NASDAQ trade suspension, current interim stock code as OTCMKTS:OPGN), being a Delaware corporation having a business address at 9717 Key West Avenue, Suite 100 Rockville, MD, 20850 -3982 United States, with a potential arrangement to be renamed as CapForce Inc..

B	Whereas, ECIB and CapForce possess complementary strengths, resources, teams, skills and offerings, and believe that together they can add value to each other, leverage their combined strengths and jointly develop a variety of business lines as set out in Clause 2.1 below (“Purpose”), wish to enter into a Joint Venture Agreement (“Agreement”) subject to the terms and conditions contained herein.

C	The Parties hereby agrees that a new joint venture company with the name CapForce EC Capital Markets Ltd. shall be set up for the Purpose (“JV Company”) wherein the Parties shall have equity shareholding in the respective proportion as follows

Name of Party	Equity Shareholding in JV Company (%)
ECIB	51
CapForce	49

D	The Parties hereby agree that the joint venture shall commence on a contractual consortium basis pending the formation of the JV Company above and regulatory endorsement on the same.

E	The Parties hereby agree that the JV Company shall run at a profit-sharing model and/or policy upon formation, in accordance to the terms and conditions under this Agreement.

IT IS HEREBY AGREED as follows:

1.	Definitions And Interpretations

1.1	In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“CapForce” means CapForce International Holdings Ltd. (the 100% subsidiary of OpGen, Inc.), a Labuan corporation with a registered office at Unit Level 11(A), Main Office Tower, Financial Park Labuan, Jalan Merdeka, 87000 Federal Territory of Labuan, Malaysia.

“Digital Investment Banking JV Consortium Business” means the variety of business lines as stipulated under Clause 2.1.

“ECIB” means European Credit Investment Bank (Bank License No. 090099BI) with a registered business address at Level 6G(2), Main Office Tower, Financial Park Labuan, Jalan Merdeka 87000, Federal Territory of Labuan, Malaysia.

1.2	Unless the context otherwise requires, in this agreement:

(a)	Words importing the singular number shall include the plural number and vice-versa; and

(b)	Words importing natural persons shall include a company, body corporate, government agency or association, whether incorporated or not.

2.	Joint Venture

As of the date hereof, subject to the terms and conditions set forth herein, ECIB and CapForce shall enter into a joint venture, whereby all Parties agree and undertake the following: -

2.1	Objective of Joint Venture:

(a)	The Parties agree to strategically collaborate, targeting both ECIB’s and CapForce’s (and its affiliated companies’) client base across Asia and/or the world in a variety of business lines as follows (the list below is non-exhaustive):

(i)	Labuan-based cross border stock trading platform focused on major global stock markets, catered for various niche communities across Asia named CapForce EC (“CapForce Stock Trading Platform”); and

(ii)	digital investment banking platform powered by financial technology (Fintech), riding on Big Data and Artificial Intelligence technologies that enable automated mining, mapping and onboarding of mid-sized pre-listing or late stage growth companies across Asia and the world, onto its Fintech-enabled cap table management platform, which shall give rise to its automated pre-listing private equity investment and public listing sponsorship platform powered by its investment banking robo-advisory Fintech engine (“CapForce Digital Investment Banking Platform”),

(collectively referred to as “Digital Investment Banking JV Consortium Business”).

(b)	The Parties hereby agree that all capital expenditures and operating expenses (“Capex and Opex”) of the JV Company shall be borne and split equally among the Parties in relation to the operation of the CapForce Stock Trading Platform.

2.2	Shareholding Structure:

(a)	The Parties will form a JV Company to run the Digital Investment Banking JV Consortium Business.

(b)	ECIB will hold Fifty-One per centum (51%) of the ordinary shares in the JV Company.

(c)	CapForce will hold Forty-Nine per centum (49%) of the ordinary shares in the JV Company.

2.3	Profit Sharing:

(a)	The Parties hereby agree that all profits from trading fee and/or commission earned from profits (“Profits”) of the JV Company shall be borne and split equally among the Parties in relation to the operation of the CapForce Stock Trading Platform.

(b)	Further to the above, in relation to the business lines other than the CapForce Stock Trading Platform, the Parties hereby agree that the profit-sharing ratio split between the Parties shall be as follows: -

(i)	For annual fee revenue exceeding USD10,000,000.00 brought by CapForce to JV Company

Name of Party	Profit Sharing Ratio
ECIB	10
CapForce	90

(ii)	For annual fee revenue below USD10,000,000.00 brought by CapForce to JV Company

Name of Party	Profit Sharing Ratio
ECIB	20
CapForce	80

2.4	Contractual Arrangement Prior to Formation of JV Company:

The Parties shall commence the joint venture on a contractual consortium basis pending the formation of the JV Company above and regulatory endorsement on the same.

2.5	Term:

This Agreement shall come into force on the date of this Agreement and shall continue to be in force for an indefinite period unless terminated by either Party in accordance with Clause 7.3 below.

2.6	Variable Interest Entity Structure

Upon formation of the JV Company, the JV Company shall enter into a set of Variable Interest Entity (“VIE”) transaction documents with CapForce for CapForce’s financial consolidation with the JV Company.

3. General Duties and Obligation of the Parties

3.1	For ECIB

(a)	General Duties

ECIB shall use its best efforts to cooperate with CapForce to enhance and maximize the returns of investment of the JV Company in the Digital Investment Banking JV Consortium Business.

(b)	Obligations

At all times throughout the Term of this Agreement, ECIB shall: -

(i)	provide reasonable assistance to CapForce in the day-to-day operations, management and functions of the JV Company, where reasonably required, provided that ECIB has the specialization and/or capacity to provide such assistance;

(ii)	appoint at least one (1) director to seat in the Board of Directors of the JV Company; and

(iii)	make and/or ensure payment of the capital call (if any) is made to the designated bank account of the JV Company and/or its nominee’s designated bank account, as mutually agreed by the Parties.

3.2	For CapForce

(a)	General Duties

CapForce shall use its best efforts: -

(i)	to operate and manage the day-to-day operations, management and functions of the JV Company which includes the execution of the investments in the Digital Investment Banking JV Consortium Business, and where reasonable and/or required, seek ECIB’s opinion and/or consent before execution of the same.

(b)	Obligations

At all times throughout the Term of this Agreement, CapForce shall: -

(i)	appoint at least two (2) directors to seat in the Board of Directors of the JV Company;

(ii)	keep good and proper record of all investment made, books of record and accounts, in which full and correct entries shall be made of all the JV Company’s financial transaction in accordance with the generally accepted accounting principles consistently applied;

(iii)	not assume any liability beyond the ordinary course of business of the JV Company; and

(iv)	save and except for the usual and ordinary course of business, not take any major actions and/or decisions that may materially affect the JV Company’s rights and/or liabilities.

4.	Call Option

The Parties hereby agree that ECIB shall grant CapForce a call option to acquire a further 11% - 30% shares from it in the JV Company, the purchase price and actual percentage of shareholdings to be acquired by CapForce be subjected to the agreement of ECIB and regulatory approval where applicable.

5.	Non-Circumvention

5.1	All Parties shall not directly or indirectly interfere with, circumvent or attempt to circumvent, avoid, by-pass or obviate the other Party’s interest, or the interest or relationship between the other Party and its clients, suppliers, service providers and any related parties via the connection of the other Party. In the event of circumvention by either party, directly or indirectly, the circumvented Party shall be entitled to a legal monetary penalty equal to the value of the transaction or the benefits derived thereof, whichever is higher.

6. Warranties

6.1	Each Party hereby severally represents and warrants to the other Party that:

(a)	Each Party is duly incorporated and validly existing under the laws of its place of incorporation;

(b)	Each Party has the power and authority to execute, deliver and perform their obligations under this Agreement, and this Agreement is binding upon it and enforceable in accordance with its terms; and

(c)	Each Party has complied with and will continue to comply with all laws, rules and regulation or court and governmental orders by which it is bound or to which it is subject in connection with the execution and performance of this Agreement.

7. General

7.1	Confidentiality

Any information, material, negotiation and discussion outcome communicated between the Parties pertaining to this Agreement (“Confidential Information”) shall be kept strictly confidential by all Parties and their respective holding companies, subsidiaries, associate companies, sister or related companies including but not limited to their respective shareholders, directors, employees, agents or any other person having access to such Confidential Information unless being authorised otherwise by the other Party in writing.

7.2	Entire Agreement

This Agreement sets forth the entire agreement and understanding between the Parties in connection with the matters dealt with and described herein and no Party has relied on any oral or written representation made to it by any other Party.

7.3	Duration Of Agreement

The terms of this Agreement shall be effective from the date hereof until the formation of the JV Company, after which the Shareholders Agreement of the JV Company shall incorporate all key commercial joint venture terms herein and this Agreement shall be superseded.

7.4	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of Malaysia. In case any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, all parties shall discuss and make the effort to settle amicably. Any disputes arising out of this Agreement which cannot be settled amicably, shall be submitted to an Asian International Arbitration Centre (“AIAC”) in Kuala Lumpur, Malaysia to be mutually agreed upon. The language of the arbitration shall be English.

7.5	Variation And Amendment

No purported variation of this Agreement shall be effective unless made in writing and signed on behalf of each of the Parties hereto.

7.6	Severability

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable in any respect under the applicable laws of any jurisdiction to which this Agreement is subject, such provision shall be deemed to be severable from this Agreement, neither the legality, validity and enforceability of the remainder of this Agreement, nor the legality, validity and enforceability of such provision under the applicable laws of any other jurisdiction shall in any way be affected or impaired thereby. All Parties shall negotiate in good faith to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so severed.

7.7	No Partnership Or Joint Venture

Nothing herein contained shall constitute a partnership between or joint venture by the Parties hereto or constitute any Party the agent of the others. No Party shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any third party.

7.8	Waiver

The failure by any Party at any time to exercise any right, power, privilege or remedy, or to require performance by any other Party, or to claim a breach of any term of this Agreement, shall not be deemed to be a waiver of any other rights or remedies available to it.

7.9	Indemnity

(a)	The Party in breach of any terms and conditions under this Agreement (“The Defaulting Party”) shall be liable for any loss and/or damage caused by the Defaulting Party’s breach of this Agreement or fraud or bad will misconduct or any negligent act or omission in performance of this Agreement and etc.

(b)	The Defaulting Party shall indemnify the other Party (“Non-Defaulting Party”) against any loss, damage or claims arising from the Defaulting Party’s act as described in Clause 6.9(a) above.

7.10	Assignment And Successors Bound

Except as otherwise expressly provided in this Agreement, none of the Parties shall assign or transfer the whole or any part of this Agreement or any rights under this Agreement without the prior written consent of the other Party. However, this Agreement shall be binding on the successors in title and permitted assigns of the Parties hereto.

7.11	Force Majeure

Neither Party shall be responsible for any failure or delay to perform its duties under this Agreement if such failure or delay is caused by, or directly or indirectly due to, act of God, natural disasters, war, hostilities, invasion, enemy action, requisition, embargo, the act or regulation of any government or other competent authority, riot, insurrection, rebellion, revolution, terrorism, pandemics, or any other cause beyond the control of the relevant Party and could not reasonably have been foreseen or provided against, provided that the relevant Party shall use all reasonable efforts to minimise the effects of the same.

7.12	Notices

(a)	Any notice required to be given in accordance with this Agreement shall be in writing in the English language and may be delivered by hand, courier, mailed by prepaid airmail, or emailed to the address specified below:

(i)	To ECIB at:

European Credit Investment Bank

Level 6G (2), Main Office Tower, Financial Park Labuan, Jalan Merdeka 87000, Federal Territory of Labuan, Malaysia

Email Address: ken.lim@ecibank.com

(ii)	To CapForce at:

CapForce International Holdings Ltd.

Unit Level 11(A), Main Office Tower, Financial Park Labuan, Jalan Merdeka, 87000 Federal Territory of Labuan, Malaysia

Email Address: johntan@aeicapital.com

(b)	Notice shall be deemed to have been duly given:

(i)	Where delivered by hand, upon receipt;

(ii)	Where couriered, on such day as delivery is confirmed by the courier;

(iii)	Where mailed, on the fifth business day following the date sent;

(iv)	Where emailed, on the business day on which the recipient receives the email in readable form.

7.13	Counterparts

This Agreement may be executed in several counterparts and all counterparts so executed shall constitute on agreement binding on all Parties hereto, notwithstanding that all Parties have not signed the original or the same counterpart.

[the remaining space are left blank intentionally]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.

ECIB		/s/ Ken Lim
Executed and delivered by	)
EUROPEAN CREDIT INVESTMENT BANK	)
(Bank License No. 090099BI))
Acting by Executive Director	)
Ken Lim	)

CapForce		/s/ Mohd Azham Bin Azudin
Executed and delivered by	)
CAPFORCE INTERNATIONAL HOLDINGS LTD.	)
Acting by Director	)
Mohd Azham Bin Azudin	)